UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 1, 2018
EMCOR Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-8267	11-2125338
(Commission File Number)	(I.R.S. Employer Identification No.)

301 Merritt Seven, Norwalk, CT	06851-1092
(Address of Principal Executive Offices)	(Zip Code)

(203) 849-7800

(Registrant's Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

(b)
On June 1, 2018, Mr. Stephen W. Bershad retired as a director of EMCOR Group, Inc. (the "Company") pursuant to the Company's Director Retirement Policy. Mr. Bershad had also served as Chairman of the Board of Directors of the Company.

Item 5.07.    Submission of Matters to a Vote of Security Holders.

On June 1, 2018 at the 2018 Annual Meeting of Stockholders of EMCOR Group, Inc. (the "Company"), the stockholders of the Company voted on the following four items:

1.	To elect eleven directors to serve until the Company's next Annual Meeting of Stockholders and until their successors are duly elected and qualified.

2.	To consider a non-binding advisory resolution approving executive compensation.

3.	To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for 2018.

4.	To consider a shareholder proposal regarding special shareholder meetings.

The results were as follows:

Proposal 1.   The nominees for director were elected based upon the following votes:

Nominee	Shares For	Shares Against	Abstentions	Broker Non-Votes
John W. Altmeyer	49,488,904	1,856,031	10,731	2,193,204
David A.B. Brown	49,271,748	2,073,302	10,616	2,193,204
Anthony J. Guzzi	50,934,589	411,991	9,086	2,193,204
Richard F. Hamm, Jr.	47,300,503	4,044,430	10,733	2,193,204
David H. Laidley	50,344,640	1,000,296	10,730	2,193,204
Carol P. Lowe	51,041,941	303,304	10,421	2,193,204
M. Kevin McEvoy	50,116,267	1,228,783	10,616	2,193,204
William P. Reid	50,974,568	369,978	11,120	2,193,204
Jerry E. Ryan	49,904,260	1,441,036	10,370	2,193,204
Steven B. Schwarzwaelder	50,117,081	1,227,852	10,733	2,193,204
Michael T. Yonker	49,828,018	1,516,986	10,662	2,193,204

All of the Company's incumbent directors standing for election were re-elected.

On May 31, 2018, the independent members of the Board of Directors elected Mr. Anthony J. Guzzi, our President and Chief Executive Officer, as Chairman of the Board of Directors of the Company, effective after and contingent upon his re-election as a director at the 2018 Annual Meeting of Stockholders. Following the Annual Meeting of Stockholders, the independent members of the Board of Directors elected Mr. M. Kevin McEvoy as the independent Lead Director of the Board of Directors of the Company.

Proposal 2.    The proposal for stockholders to approve, on a non-binding advisory basis, the compensation of the Company's named executive officers was approved based upon the following votes:

Shares For                                                      47,223,120
Shares Against                                             4,117,613
Shares Abstaining                                            14,933
Broker Non-Votes                                      2,193,204

Proposal 3.     The proposal for stockholders to ratify the appointment of Ernst & Young  LLP as the Company's independent auditors for 2018 was approved based upon the following votes:

Shares For                                                      52,138,257
Shares Against                                            1,402,064
Shares Abstaining                                              8,549

There were no broker
non-votes on this item.

Proposal 4.     The proposal for stockholders to consider a proposal requiring the Board of Directors of the Company to take steps to permit holders in the aggregate of 10% of the Company's common stock to call special shareowner meetings was not approved, based upon the following votes:

Shares For                                                      20,415,749
Shares Against                                          30,917,254
Shares Abstaining                                            22,663
Broker Non-Votes                                      2,193,204

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

EMCOR GROUP, INC.

Date: June 1, 2018	By:	/s/ Maxine L. Mauricio
Name: Maxine L. Mauricio Title: Senior Vice President, General Counsel and Secretary